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                                                                    EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Badger Meter, Inc. 1997 Stock Option Plan of our reports dated January 29, 1997 (except for the first paragraph of Note 2, as to which the date is February 14, 1997), with respect to the consolidated financial statements of Badger Meter, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP
                                                ERNST & YOUNG LLP


Milwaukee, Wisconsin
May 23, 1997